CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of CLS Strategic Global Equity Fund.

/s/Tait, Weller & Baker LLp

Philadelphia, Pennsylvania

August 27, 2019